UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01.    Completion of Acquisition or Disposition of Assets.
As previously disclosed in a Current Report on Form 8-K filed by Bioventus Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 4, 2024 (the “Initial Form 8-K”), Bioventus LLC, a Delaware limited liability company (“BV LLC”) and a subsidiary of the Company, together with two of BV LLC's subsidiaries, Bioness Inc., a Delaware corporation (“Bioness”), and Bioventus Cooperatief, U.A., a company organized under the laws of the Netherlands (“Bioventus NL”, and together with Bioventus and Bioness, collectively, the “Sellers,”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Rehab Acquisition Corporation, III (now known as Bioness Medical, Inc.), a Delaware corporation (the “Buyer”) on September 30, 2024, pursuant to which the Buyer agreed to (i) purchase from the Sellers all of the issued and outstanding ordinary shares of Bioness Neuromodulation Ltd., a wholly-owned subsidiary of Bioness, (ii) acquire all assets relating to the Sellers’ business of developing, manufacturing, marketing and distributing the Rehab Products (as defined in the Purchase Agreement) (collectively, the “Business”), (iii) assume certain liabilities related to the Business as set forth in the Purchase Agreement and (iv) pay the Final Closing Purchase Price and any Earnout Amounts (each, as defined in the Purchase Agreement), in each case, upon the terms and subject to the conditions set forth in the Purchase Agreement (collectively, the “Transaction”).
On December 31, 2024, the Transaction closed (the “Closing”) and the Sellers received a cash payment of $25.0 million subject to customary post-closing adjustments for working capital. The Sellers will also be entitled to receive, subject to the terms and conditions described in the Purchase Agreement, up to an aggregate of $20.0 million in cash earn-out payments based on the achievement of certain revenue and EBITDA thresholds by the Buyer as further described in the Purchase Agreement during the 2025 and 2026 fiscal years.
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Initial Form 8-K.
Item 8.01. Other Events.
On January 2, 2025, the Company issued a press release announcing the Closing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: January 3, 2025	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel